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                      LORD ABBETT BOND-DEBENTURE FUND, INC.

                            CERTIFICATE OF CORRECTION


                  Lord Abbett Bond-Debenture Fund, Inc., a Maryland corporation having its principal office in Maryland in the City of Baltimore, Maryland (hereinafter, the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

                  FIRST:   The title of the document being corrected is:

                                    Lord Abbett Bond-Debenture Fund, Inc.
                             Articles of Restatement

                  SECOND: The only party to the document being corrected is Lord Abbett Bond-Debenture Fund, Inc.

                  THIRD:   The document being corrected was filed with the State
Department of Assessments and Taxation of Maryland on April 27, 1998.

                  FOURTH: Before the document being corrected was filed, the Board of Directors had previously classified and designated the shares of the Corporation as: Class A shares (300,000,000); Class B shares (160,000,000); Class C shares (80,000,000); Class P shares (160,000,000); and Class Y shares (300,000,000) for a total of 1,000,000,000 authorized shares. This Certificate of Correction is being filed to correct the list of amendments in Article V.A.

                           (1) The relevant provision in the document as previously filed read as follows:

                           [On July 3, 1996, the Articles of Incorporation of
                  the Corporation were amended by the filing of Articles of Amendment with the State Department of Assessments and Taxation of Maryland which specified the legal name for the existing class of capital stock of the Corporation, both outstanding shares and unissued shares, as Class A shares.

                           On July 9, 1996, the Articles of Incorporation were
                  further supplemented by the filing of Articles Supplementary with the State Department of Assessments and Taxation of Maryland which, as subsequently corrected by Articles of Correction filed on September 5, 1996, increased the number of Class A shares of the capital stock which the Corporation shall have authority to issue to 1,000,000,000 of the par value $.001 each, having an aggregate par value of $1,000,000. Such Articles Supplementary further provided that pursuant to the authority of the Board of Directors to classify and reclassify unissued shares of stock of the Corporation and to classify a series into one or more classes of such series, the Board of Directors (i) classified and reclassified 80,000,000 authorized

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                  but unissued Class A shares as Class C shares and
                  (ii) classified and reclassified 160,000,000 authorized but unissued Class A shares as Class B shares. Such Articles Supplementary further provided that subject to the power of the Board of Directors to classify and reclassify unissued shares, all shares of the Corporation's Class B and Class C stock shall be invested in the same investment portfolio of the Corporation as the Class A stock, and shall have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in Article V of the Articles of Incorporation of the Corporation and shall be subject to all other provisions of the Articles of Incorporation relating to stock of the Corporation generally.

                           On October 9, 1997, the Articles of Incorporation of
                  the Corporation were further supplemented by the filing of Articles Supplementary with the State Department of Assessments and Taxation of Maryland which pursuant to the authority of the Board of Directors of the Corporation to classify and reclassify unissued Shares of stock of the Corporation and to classify a series into one or more classes of such series, the Board of Directors classified and reclassified 300,000,000 authorized but unissued Class A shares as Class Y shares. Such Articles Supplementary further provided that subject to the power of the Board of Directors to classify and reclassify unissued shares, all shares of the Corporation's Class Y stock shall be invested in the investment portfolio of the Corporation as the Class A, Class B, and Class C stock, and shall have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in Article V of the Articles of Incorporation of the Corporation and shall be subject to all other provisions of the Articles of Incorporation relating to stock of the Corporation generally.]

                           (2) The provision in the document as corrected reads as follows:

                           [On July 3, 1996, the Articles of Incorporation of
                  the Corporation were amended by the filing of Articles of Amendment with the State Department of Assessments and Taxation of Maryland which specified the legal name for the existing class of capital stock of the Corporation, both outstanding shares and unissued shares, as Class A shares.

                           On July 9, 1996, the Articles of Incorporation were
                  further supplemented by the filing of Articles Supplementary with the State Department of Assessments and Taxation of Maryland which, as subsequently corrected by Articles of Correction filed on September 5, 1996, increased the number of Class A shares of the capital stock which the Corporation shall have authority to issue to 1,000,000,000 of the par value $.001 each, having an aggregate par value of $1,000,000. Such Articles Supplementary further provided that pursuant to the authority of the Board of Directors to classify and reclassify unissued shares of stock of the Corporation and to classify a series into one or more classes of such

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                  series, the Board of Directors (i) classified and
                  reclassified 80,000,000 authorized but unissued Class A shares as Class C shares and (ii) classified and reclassified 160,000,000 authorized but unissued Class A shares as Class B shares. Such Articles Supplementary further provided that subject to the power of the Board of Directors to classify and reclassify unissued shares, all shares of the Corporation's Class B and Class C stock shall be invested in the same investment portfolio of the Corporation as the Class A stock, and shall have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in Article V of the Articles of Incorporation of the Corporation and shall be subject to all other provisions of the Articles of Incorporation relating to stock of the Corporation generally.

                           On October 9, 1997, the Articles of Incorporation of
                  the Corporation were further supplemented by the filing of Articles Supplementary with the State Department of Assessments and Taxation of Maryland which pursuant to the authority of the Board of Directors of the Corporation to classify and reclassify unissued Shares of stock of the Corporation and to classify a series into one or more classes of such series, the Board of Directors classified and reclassified 300,000,000 authorized but unissued Class A shares as Class Y shares. Such Articles Supplementary further provided that subject to the power of the Board of Directors to classify and reclassify unissued shares, all shares of the Corporation's Class Y stock shall be invested in the investment portfolio of the Corporation as the Class A, Class B, and Class C stock, and shall have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in Article V of the Articles of Incorporation of the Corporation and shall be subject to all other provisions of the Articles of Incorporation relating to stock of the Corporation generally.

                           On April 7, 1998, The Articles of Incorporation of
                  the Corporation were further supplemented by the filing of Articles Supplementary with the State Department of Assessments and Taxation of Maryland which pursuant to the authority of the Board of Directors of the Corporation to classify and reclassify unissued Shares of stock of the Corporation and to classify a series into one or more classes of such series, the Board of Directors classified and reclassified 160,000,000 authorized but unissued Class A Shares as Class P Shares. Such Articles Supplementary further provided that subject to the power of the Board of Directors to classify and reclassify unissued shares, all shares of the Corporation's Class P stock shall be invested in the same investment portfolio of the Corporation as the Class A, Class B, Class C, and Class Y stock and shall have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in Article V of the Articles of Incorporation of the Corporation and shall be subject to all other provisions of the Articles of Incorporation relating to stock of the Corporation generally.]

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                  IN WITNESS WHEREOF, Lord Abbett Bond-Debenture Fund, Inc. has
caused this Certificate of Correction to be signed in its name and on its behalf by one of its Vice Presidents and witnessed by one of its Assistant Secretaries on April 23, 2002.

                           LORD ABBETT BOND-DEBENTURE FUND, INC.


                           By:
                              -------------------------------
                              Paul A. Hilstad
                              Vice President and Secretary

WITNESS:


-----------------------------
Christina T. Simmons
Assistant Secretary
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                  THE UNDERSIGNED, Vice President and Secretary of Lord Abbett
Bond-Debenture Fund, Inc. who executed on behalf of the Corporation the foregoing Certificate of Correction, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Certificate of Correction to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



                                      -----------------------------------
                                      Paul A. Hilstad
                                      Vice President and Secretary